UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2016

Web.com Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

_________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
The information set forth in Items 2.01 and 2.03 below is incorporated by reference here.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On February 11, 2016, Web.com Group, Inc. (the “Company”) and Barton Creek Web.com, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, executed an Agreement and Plan of Merger (the “Merger Agreement”) with Yodle, Inc., a Delaware corporation (“Yodle”), and Shareholder Representative Services, LLC, a Colorado limited liability company, solely in its capacity as the Stockholders’ Representative. On March 9, 2016, the Company (a) entered into an amendment to the Merger Agreement (the “Amendment”) amending how warrants are treated in the merger, and (b) completed the transaction, acquiring 100% of the outstanding shares of Yodle. The Company is paying Yodle stockholders merger consideration of $300.0 million adjusted for, among other things, Yodle's cash and outstanding debt and transaction related expenses, resulting in a net payment of approximately $272.0 million in connection with the closing, and will pay an additional $20 million and $22 million payable on the first and second anniversary dates of the closing, respectively, subject to adjustments as described in the Merger Agreement, as amended.
Pursuant to the Merger Agreement, the Company will be indemnified and held harmless, up to $30 million but only after $1.7 million of damages have been demonstrated and for a period of eighteen months from the closing date of the merger, by Yodle stockholders (other than holders of solely Series E and Series F preferred stock), severally and not jointly, on a pro-rata basis, from and against, and whether or not involving a third party claim, relating to or arising from: (a) any breach of inaccuracy of any representation or warranty of Yodle contained in the Merger Agreement; (b) certain taxes as defined in the Merger Agreement; and (c) any payments required to be made to any stockholder of Yodle with respect to such stockholder’s appraisal rights under the General Corporation Law of the State of Delaware, solely to the extent such payments are in excess of the merger consideration that such stockholder would otherwise have received and all reasonable costs and expenses incurred by the Company.
The foregoing summary of the Merger Agreement, the Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement and the Amendment. The Merger Agreement was filed as Exhibit 2.1 on Form 8-K filed by the Company with the Securities and Exchange Commission on February 16, 2016, the Amendment is filed as Exhibit 2.2 to this Form 8-K, and each is incorporated herein by reference.
The representations, warranties and covenants contained in the Merger Agreement and Amendment were made only for purposes of the Merger Agreement, are solely for the benefit of the parties (except as specifically set forth therein), may be made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts, and may be subject to qualifications set forth in confidential disclosure schedules and to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors generally. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or Yodle.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On February 11, 2016, the Company entered into an amendment (the “Amendment”) to that certain Credit Agreement, dated as of September 9, 2014 (the “Existing Credit Agreement” and as amended by the Amendment, the “Amended Credit Agreement”), by and among the Company, the several lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent. On March 9, 2016 (the “Closing Date”), the Amended Credit Agreement became effective following the completion of the Acquisition and the satisfaction of the other conditions precedent set forth therein.
The Amended Credit Agreement provides for (i) $390.0 million of five-year secured term loans, replacing and refinancing $190.0 million of secured term loans outstanding under the Existing Credit Agreement (the “Existing Term Loans”) and providing for an additional $200.0 million of secured term loans (collectively with the Existing Term Loans, the “Term Loan”) and (ii) a five-year secured revolving credit facility that provides up to $150 million of revolving loans (the “Revolving Credit Facility”), which replaces the revolving credit facility made available under the Existing Credit Agreement. On the Closing Date, the Company used the proceeds of the Term Loan and borrowed $110.0 million of loans under the Revolving Credit Facility, together with cash on hand, to complete the Acquisition. The Company will use future borrowings under the Revolving Facility, if any, for working capital and general corporate purposes (including acquisitions permitted under the Amended Credit Agreement and the making of deferred payments contemplated by the Merger Agreement).

The Term Loan and loans under the Revolving Credit Facility bear interest at a rate equal to either, at the Company’s option, the LIBOR rate plus an applicable margin equal to 3.00% per annum, or the prime lending rate plus an applicable margin equal to 2.00% per annum, subject to reduction by 0.50%, 0.75%, 1.25% or 1.50%, in each case based upon the Company’s consolidated first lien net leverage ratio as of the end of each fiscal quarter. The Company must also pay (i) a commitment fee of 0.45% per annum on the actual daily amount by which the revolving credit commitment exceeds then-outstanding loans under the Revolving Credit Facility, subject to reduction by 0.05%, 0.10% or 0.15%, in each case based upon the Company’s consolidated first lien net leverage ratio as of the end of each fiscal quarter, (ii) a letter of credit fee equal to the applicable margin as applied to LIBOR loans under the Revolving Credit Facility and (iii) a fronting fee of 0.125% per annum, calculated on the daily amount available to be drawn under each letter of credit issued under the Revolving Credit Facility.
The Company is permitted to make voluntary prepayments with respect to the Revolving Credit Facility and the Term Loan at any time without payment of a premium. The Company is required to make mandatory prepayments of the Term Loan with (i) net cash proceeds from certain asset sales (subject to reinvestment rights) and (ii) net cash proceeds from certain issuances of debt. Beginning June 30, 2016, the Term Loan will amortize in equal quarterly installments in an aggregate annual amount equal to (i) 2.5% of the original principal amount thereof during the first year of the Term Loan, (ii) 5.0% of the original principal amount thereof during the second year of the Term Loan, (iii) 7.5% of the original principal amount thereof during the third year of the Term Loan, and (iv) 10.0% of the original principal amount thereof during the fourth and fifth years of the Term Loan, with any remaining balance payable on the final maturity date of the Term Loan.
The Company’s obligations under the Amended Credit Agreement are guaranteed by certain of the Company’s existing and subsequently acquired or organized direct and indirect domestic subsidiaries.
The obligations of the Company and the subsidiary guarantors under the Amended Credit Agreement and the related guarantees thereunder are secured, subject to customary permitted liens and other agreed upon exceptions, by (i) a first priority pledge of all of the equity interests of certain of the Company’s direct and indirect subsidiaries, and (ii) a perfected first priority interest in substantially all assets of the Company and each subsidiary guarantor.
The Amended Credit Agreement contains customary representations, warranties and affirmative and negative covenants applicable to the Company and its subsidiaries, including, among other things, restrictions on liens, indebtedness, investments, fundamental changes, dispositions, prepayment of other indebtedness, redemption or repurchase of subordinated indebtedness, dividends and other distributions. The Amended Credit Agreement contains financial covenants that require the Company to not exceed a maximum consolidated first lien net leverage ratio and to maintain a minimum consolidated interest coverage ratio. The Amended Credit Agreement also includes customary events of default, including a change of control and cross-defaults on the Company’s or any subsidiary guarantor’s material indebtedness.
The foregoing description of the Amended Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Existing Credit Agreement, a copy of which is filed as Exhibit 10.21 to the Company’s Form 8-K filed September 10, 2014, and the Amendment, a copy of which is filed as Exhibit 10.1 hereto, and each is incorporated herein by reference.
The representations, warranties and covenants contained in the Amended Credit Agreement were made only for purposes of the Amended Credit Agreement, are solely for the benefit of the parties (except as specifically set forth therein), may be made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts, and may be subject to qualifications set forth in confidential disclosure schedules and to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors generally. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.
Item 9.01    Financial Statements and Exhibits
(a)    Financial Statements of Businesses Being Acquired

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b)    Pro Forma Financial Information

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(c)    Exhibits

2.1
Agreement and Plan of Merger dated February 11, 2016, by and among: (a) Web.com Group, Inc., a Delaware corporation; (b) Barton Creek Web.com, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent; (c) Yodle, Inc., a Delaware corporation; and (d) Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the Stockholders’ Representative (filed as Exhibit 2.1 to the Company’s Form 8-K, filed with the Securities and Exchange Commission on February 17, 2016, and incorporated by reference here).

2.2
Amendment No. 1 to the Agreement and Plan of Merger, dated March 9, 2016, by and among: (a) Web.com Group, Inc., a Delaware corporation; (b) Barton Creek Web.com, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent; (c) Yodle, Inc., a Delaware corporation; and (d) Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the Stockholders’ Representative.

10.1
Amendment, dated February 11, 2016, to the Credit Agreement, dated as of September 9, 2014, by and among Web.com Group, Inc., the several lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent (filed as Exhibit 10.1 to the Company’s Form 8-K, filed with the Securities and Exchange Commission on February 17, 2016, and incorporated by reference here).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEB.COM GROUP, INC.
(Registrant)
Dated: March 11, 2016

/s/ Matthew P. McClure
Matthew P. McClure, Secretary

Index of Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger dated February 11, 2016, by and among: (a) Web.com Group, Inc., a Delaware corporation; (b) Barton Creek Web.com, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent; (c) Yodle, Inc., a Delaware corporation; and (d) Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the Stockholders’ Representative (filed as Exhibit 2.1 to the Company’s Form 8-K, filed with the Securities and Exchange Commission on February 17, 2016, and incorporated by reference here).

2.2
Amendment No. 1 to the Agreement and Plan of Merger, dated March 9, 2016, by and among: (a) Web.com Group, Inc., a Delaware corporation; (b) Barton Creek Web.com, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent; (c) Yodle, Inc., a Delaware corporation; and (d) Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the Stockholders’ Representative.

10.1
Amendment, dated February 11, 2016, to the Credit Agreement, dated as of September 9, 2014, by and among Web.com Group, Inc., the several lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent (filed as Exhibit 10.1 to the Company’s Form 8-K, filed with the Securities and Exchange Commission on February 17, 2016, and incorporated by reference here).